Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of July 25, 2014, by and among Cannell Capital LLC, Tristan Partners, L.P., Tristan Offshore Fund, Ltd., J. Carlo Cannell, Dilip Singh, Alfred John Knapp, Jr., Mark D. Stolper, John M. Climaco, Charles M. Gillman and Kenneth H. Shubin Stein (collectively, the “Group”) and PMFG, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company and the Group have engaged in discussions and communications concerning the Company’s business, financial performance and strategic plans;

WHEREAS, the Group is deemed to beneficially own shares of common stock of the Company (the “Common Stock”) totaling, in the aggregate, 1,137,794 shares, or approximately 5.4%, of the Common Stock of the Company issued and outstanding on the date hereof;

WHEREAS, Tristan Partners, L.P. submitted a nomination letter to the Company on June 2, 2014 nominating director candidates to be elected to the Company’s board of directors (the “Board”) at the 2014 annual meeting of stockholders of the Company (the “2014 Annual Meeting”); and

WHEREAS, the Company and the Group have determined to come to an agreement with respect to the election of directors to the Board at the 2014 Annual Meeting, certain matters related to the 2014 Annual Meeting and certain other matters, all as provided in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1. The Company agrees, and represents and warrants that (i) Charles M. Gillman (the “Class III Appointee”) will be appointed as of the date hereof as a Class III director to fill an existing vacancy on the Board; (ii) the size of the Board will be increased from six to seven members, (iii) Kenneth H. Shubin Stein (the “Class I Appointee” and together with the Class III Appointee, the “Appointees”) will be appointed as of the date hereof as a Class I director of the Company to fill the newly created vacancy, (iv) the Company shall nominate the Class III Appointee as a Class III director nominee of the Company to stand for election at the 2015 annual meeting of the stockholders of the Company (the “2015 Annual Meeting”) and recommend that the Company’s stockholders vote in favor of the election of the Class III Appointee at the 2015 Annual Meeting and cause all proxies received by the Company to be voted in favor of the Class III Appointee unless the proxy provides otherwise, and (v) the Company shall nominate the Class I Appointee as a Class I director nominee of the Company to stand for election at the 2016 annual meeting of the stockholders of the Company (the “2016 Annual Meeting”) and recommend that the Company’s stockholders vote in favor of the election of the Class I Appointee at the 2016 Annual Meeting and cause all proxies received by the Company to be voted in favor of the Class III Appointee unless the proxy provides otherwise. The nominations, recommendations and voting set forth in clauses (iv) and (v) above will be subject to the approval of the Board after exercising its fiduciary duties in good faith.

2. If, during the period of time beginning on the date of this Agreement and running to the 2015 annual meeting (for the Class III Appointee) or the 2016 annual meeting (for the Class I Appointee), the Appointees (i) resign or are otherwise unable or unwilling to serve as a director of the Company or (ii) are removed in accordance with the Company’s Certificate of Incorporation or Bylaws, the Group will be entitled to nominate an individual or individuals reasonably deemed to be qualified by the Board (after taking into consideration the Company’s criteria for the selection of directors) to serve on the Board in his or their place (each, a “Replacement Appointee”). A Replacement Appointee must (i) satisfy the requirements of the Board Nominations Policy, and (ii) be independent under the Nasdaq listing standards. Once a Replacement Appointee has been agreed upon, the Board will promptly appoint such Replacement Appointee to the Board to serve for the remainder of the Appointee’s applicable term. The appointment set forth in the preceding sentence will be subject to the approval of the Board after exercising its fiduciary duties in good faith. Such Replacement Appointee will be considered as the Appointee for purposes of this Agreement.

3. Concurrently with the execution of this Agreement and the appointment of the Appointees to the Board, the Group agrees to withdraw its nominations with respect to the 2014 Annual Meeting and not to solicit proxies or make any other proposals at the 2014 Annual Meeting or initiate, encourage or participate in any withhold or similar campaign at the 2014 Annual Meeting. The Group will not publicly or privately encourage or support any other stockholders to take any of the actions described in this Section 3.

4. If consistent with the Board’s recommendations to the Company’s stockholders, the Group agrees to vote its shares of Common Stock at the 2014 Annual Meeting for (a) the election of Robert McCashin and Howard Westerman to the Board (b) to approve the compensation of the Company’s ‘named executive officers’ as disclosed in the Compensation Discussion & Analysis in the proxy statement for the 2014 Annual Meeting and (c) to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

5. The Company shall reimburse the Group for its reasonable, documented out-of-pocket expenses, including the reasonable fees and expenses of its counsel incurred in connection with the matters related to the 2014 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $160,000 in the aggregate.

6. Promptly following the execution of this Agreement, the Company will publish a press release (the “Press Release”) announcing certain terms of this Agreement, substantially in the form attached hereto as Exhibit A. Prior to the publication of the Press Release, neither the Company nor the Group will publish or make any press release or public announcement regarding this Agreement without the prior written consent of the other party. Until the 2014 Annual Meeting, neither the Company nor the Group, nor the Appointees will knowingly make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as it determines in good faith is required by law or the rules of any stock exchange or with the prior written consent of the other party. The parties hereto agree not to say anything disparaging about each other in connection with the matters contained herein or the negotiations leading up to this Agreement.

7. The Group will provide, as promptly as reasonably practicable, all information relating to the Appointees (and other information, if any) to the extent required under applicable law to be included in the Company’s proxy statement and any other solicitation materials to be delivered to stockholders in connection with the 2014 Annual Meeting. The Company’s proxy statement will contain the same type of information concerning the Appointees as provided for the incumbent directors.

8. Each of the parties to this Agreement shall keep confidential all Confidential Information learned through Board participation of the Appointees unless disclosure is required by applicable laws or regulations or by a regulator having jurisdiction over such party. The term “Confidential Information” shall mean any information that is confidential to the Company; provided that Confidential Information will not include information which (i) becomes lawfully available to the public other than as a result of a disclosure by such party or its representatives, (ii) was lawfully available to such party on a non-confidential basis prior to its disclosure by the Company or its representatives or (iii) lawfully becomes available to such party on a non-confidential basis from a source other than the Company or the Company’s representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company of which such party has been made aware.

9. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not strictly performed in accordance with its terms and that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the performance of the provisions hereof, in addition to any other remedy to which any party may be entitled at law or in equity. In addition, the nonperforming party shall pay the costs and expenses of the other party in obtaining such injunction and/or specific performance, including, without limitation, attorney fees.

10. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware (without giving effect to any choice or conflict of law provision). The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware located in Wilmington, Delaware for any action, suit or proceeding arising out of or relating to this Agreement. The parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt), (ii) upon sending if sent by electronic mail or facsimile, with electronic confirmation of sending, (iii) one day after being sent by nationally recognized overnight carrier to the addresses set forth below or (iv) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

PMFG, Inc.

14651 North Dallas Parkway

Suite 500

Dallas, Texas 75254

Attn: Chief Executive Officer

Facsimile: 214.351.4172

with a copy to:

Jones Day

2727 N. Harwood Street

Dallas, Texas 75201

Attn: James E. O’Bannon

Facsimile: (214) 969-5100

If to the Group:

Spencer Capital Management, LLC:

1995 Broadway, Suite 1801

New York, New York 10023

Attn: Kenneth Shubin Stein

Facsimile: (646) 349-9642

with a copy to:

DLA Piper LLP (US)

1251 Avenue of Americas

New York, New York 10020

Attn: Patrick Costello

Facsimile: (212) 884-8533

in each case, or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

12. This Agreement sets forth the complete and exclusive statement of the terms of the Agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

13. Should any part, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or otherwise unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions hereof shall be deemed not to be affected, and the Agreement shall be interpreted and enforced as if such illegal, invalid or unenforceable part, term or provision, to the extent possible, is not contained herein.

14. The parties acknowledge and agree that they participated jointly in the negotiation and drafting of this Agreement and the rule of construction that ambiguities are construed against the drafter is hereby waived.

15. This Agreement may not be modified, amended, supplemented, or terminated except by a written instrument executed by the parties hereto.

16. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successors and permitted assigns of the parties hereto. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

17. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall be deemed to be one and the same Agreement. Executed counterparts may be delivered via e-mail in Portable Document Format (.pdf) or via facsimile transmission.

[Signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PMFG, INC.

By:	/s/ Peter J. Burlage
Name: Peter J. Burlage
Title: Chief Executive Officer

CANNELL CAPITAL LLC

By:	/s/ J. Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member

TRISTAN PARTNERS, L.P. by Cannell Capital LLC, its general partner

By:	/s/ J. Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member

TRISTAN OFFSHORE FUND, LTD. by Cannell Capital LLC, its general partner

By:	/s/ J. Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member

/s/ J. Carlo Cannell J. CARLO CANNELL

/s/ Dilip Singh DILIP SINGH

/s/ Alfred John Knapp, Jr. ALFRED JOHN KNAPP, JR.

[Signature Page to Agreement]

/s/ Mark D. Stolper MARK D. STOLPER

/s/ John M. Climaco JOHN M. CLIMACO

/s/ Charles M. Gillman CHARLES M. GILLMAN

/s/ Kenneth H. Shubin Stein KENNETH H. SHUBIN STEIN

[Signature Page to Agreement (continued)]

EXHIBIT A

PMFG, Inc. (Parent of Peerless Mfg. Co.) Appoints

Charles M. Gillman and Kenneth H. Shubin Stein to Board of Directors

Dallas July 25, 2014 — PMFG, Inc. (NASDAQ:PMFG) today announced that it has expanded the Board of Directors from six to seven members. Charles M. Gillman has been appointed to fill the vacancy resulting from the retirement of Sherrill Stone as a director in January 2014. Kenneth H. Shubin Stein, MD, CFA has been appointed to fill the vacancy created as a result of the expansion of the Board.

Peter J. Burlage, Chief Executive Officer of PMFG, said, “We are pleased that Mr. Gillman and Dr. Shubin Stein have agreed to join our Board of Directors. We are confident that they will contribute and provide additional insight and new perspective to PMFG.”

Dr. Shubin Stein said, “We are delighted to join the PMFG Board and believe that Charles Gillman and I will enhance the composition of the Board. We look forward to working together constructively with other Board members and management to help maximize long-term value for stockholders.”

In connection with today’s announcement, PMFG entered into an agreement with Cannell Capital LLC and a group of PMFG stockholders (the “Group”) that had previously nominated Mr. Gillman and Dr. Shubin Stein to be elected to the Board of Directors at PMFG’s 2014 annual meeting of stockholders. Under the agreement, the Group has agreed to withdraw its nominations and vote all shares held by the Group in favor of all of the Board’s director nominees at the 2014 annual meeting.

About PMFG, Inc.

We are a leading provider of custom engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for natural gas infrastructure, power generation and petrochemical processing. Headquartered in Dallas, Texas, we market our systems and products worldwide.

Safe Harbor Under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “except,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the SEC, including the information under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2013. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the event or circumstances described in such statement are material.

CONTACT:	For further Information Contact:
Mr. Peter J. Burlage, Chairman and Chief Executive Officer
Mr. Ronald L. McCrummen, Chief Financial Officer
PMFG, Inc.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
Phone: (214) 357-6181
Fax: (214) 351-4172 www.peerlessmfg.com or
Mr. Shawn Severson,
Managing Director, Energy Technology Practice
The Blueshirt Group
Phone: (415) 489-2198 shawn@blueshirtgroup.com